UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CAI INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3298884

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Embarcadero Center Suite 2101 San Francisco, CA	94111

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-140496

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common stock, par value $0.0001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

The description of the common stock to be registered hereunder set forth under the heading “Description of Capital Stock,” in the prospectus constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-140496), originally filed with the Securities and Exchange Commission on February 7, 2007, as amended, is incorporated by reference in response to this item.

Item 2.	Exhibits

The following exhibits are filed as a part of this registration statement:

Exhibit No.	Description
3.1*	Amended and Restated Certificate of Incorporation of CAI International, Inc.

3.2*	Amended and Restated Bylaws of CAI International, Inc.

4.1*	Form of Common Stock Certificate.

*	Incorporated by reference to the exhibit of the same number in the Registration Statement on Form S-1 (File No. 333-140496), originally filed with the Securities and Exchange Commission on February 7, 2007, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAI INTERNATIONAL, INC.

/s/ MASAAKI NISHIBORI

Masaaki Nishibori
President and Chief Executive Officer

Dated: March 28, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Amended and Restated Certificate of Incorporation of CAI International, Inc.

3.2*	Amended and Restated Bylaws of CAI International, Inc.

4.4*	Form of Common Stock Certificate.

*	Incorporated by reference to the exhibit of the same number in the Registration Statement on Form S-1 (File No. 333-140496), originally filed with the Securities and Exchange Commission on February 7, 2007, as amended.